Exhibit 99.1

Beyond Air Announces $5.0 Million Private Placement Priced At-the-Market Under Nasdaq Rules

Beyond Air™

GARDEN CITY, N.Y., Jan. 14, 2026 (GLOBE NEWSWIRE) — Beyond Air, Inc. (NASDAQ: XAIR) (“Beyond Air” or the “Company”), a commercial stage medical device and biopharmaceutical company focused on harnessing the power of nitric oxide to improve the lives of patients, today announced that it entered into a securities purchase agreement with an institutional investor to issue and sell, in a private placement priced at-the-market under Nasdaq rules, 3,930,818 shares of common stock (or pre-funded warrants in lieu thereof), and warrants to purchase up to an aggregate of 3,930,818 shares of common stock, at a combined purchase price of $1.272 per share of common stock (or pre-funded warrant in lieu thereof, less the nominal exercise price of $0.0001 per share) and associated warrant, for expected gross proceeds of approximately $5.0 million, before deducting placement agent fees and other offering expenses payable by the Company. The warrants will have an exercise price of $1.147 per share of common stock and will be exercisable immediately upon issuance with a term of five years following the date of issuance.

Rodman & Renshaw LLC is acting as the exclusive placement agent for the private placement. Roth Capital Partners and D. Boral Capital are acting as financial advisors to the Company for the private placement.

The closing of the private placement is expected to occur on or about January 16, 2026, subject to the satisfaction of customary closing conditions. The Company intends to use the net proceeds from the private placement for working capital and for general corporate purposes.

The offer and sale of the foregoing securities are being made in a transaction not involving a public offering and the securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. Under an agreement with the investor, the Company agreed to file one or more registration statements with the Securities and Exchange Commission covering the resale of the shares of common stock to be issued to the investors, including the shares of common stock issuable upon the exercise of the warrants.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Beyond Air, Inc.

Beyond Air is a commercial-stage medical device and biopharmaceutical company dedicated to harnessing the power of endogenous and exogenous nitric oxide (NO) to improve the lives of patients suffering from respiratory illnesses, neurological disorders, and solid tumors. The Company has received FDA approval and CE Mark for its first system, LungFit PH, for the treatment of term and near-term neonates with hypoxic respiratory failure. Beyond Air is currently advancing its other revolutionary LungFit systems in clinical trials for the treatment of severe lung infections such as viral community-acquired pneumonia (including COVID-19) and nontuberculous mycobacteria (NTM).

Additionally, Beyond Cancer, Ltd., an affiliate of Beyond Air, is investigating ultra-high concentrations of NO with a proprietary delivery system to target certain solid tumors in the pre-clinical setting. For more information, visit www.beyondair.net.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding the proposed private investment in public equity (“PIPE”) transaction, including the expected timing, structure, size, and completion of the transaction, the anticipated use of proceeds, the Company’s strategic priorities, commercialization plans, development programs, and future financial and operating performance. Words such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “may,” “will,” “could,” “should,” and similar expressions are intended to identify forward-looking statements. These statements are based on current expectations and assumptions that are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied. Important factors that could cause actual results to differ materially include, among others: the satisfaction of closing conditions for the PIPE and the risk that the transaction may not be completed on the anticipated terms or timeline, or at all; market conditions; volatility in the Company’s stock price; potential dilution to existing stockholders; the Company’s ability to file and have declared effective a resale registration statement for securities issued in the transaction, if applicable; the Company’s ability to execute its business strategy, advance and commercialize its nitric oxide-based therapies and other product candidates, and achieve anticipated milestones; the timing, progress, and results of clinical development activities; regulatory developments and approvals; competitive developments; manufacturing, supply chain, and commercialization risks; and changes in general economic, financial, regulatory, or political conditions. Additional risks and uncertainties are described in the Company’s filings with the Securities and Exchange Commission (“SEC”), including its most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and subsequent filings. Forward-looking statements speak only as of the date of this press release. Beyond Air, Inc. undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Investor Relations

Corey Davis, Ph.D.

LifeSci Advisors, LLC

Cdavis@lifesciadvisors.com

(212) 915-2577